Exhibit 99.0

For Immediate Release	Contact:	Darrell Oliver
December 12, 2007		(973) 802-9627

PRUDENTIAL FINANCIAL, INC.

CLOSES OFFERING OF $3.0 BILLION OF CONVERTIBLE SENIOR NOTES

NEWARK, N.J. – Prudential Financial, Inc. (NYSE:PRU) today announced that it closed its previously announced private placement pursuant to Rule 144A under the Securities Act of 1933, as amended, of $3.0 billion aggregate principal amount of Floating Rate Convertible Senior Notes due December 15, 2037.

The purposes of the offering are: (i) to fund the operating needs of subsidiaries, (ii) to purchase short-term investment grade fixed income investments and (iii) general corporate purposes. In connection with the offering, Prudential Financial purchased under its existing share repurchase authorization approximately $239 million of its Common Stock. Substantially all of those repurchases were from the purchasers of the convertible notes.

The offering was made only to qualified institutional buyers pursuant to Rule 144A of the Securities Act.

This announcement is neither an offer to sell nor the solicitation of an offer to buy the convertible notes or the shares issuable upon conversion of the convertible notes and shall not constitute an offer or solicitation in any jurisdiction in which such offer or solicitation is unlawful.

Neither the convertible notes nor the shares of Common Stock issuable upon conversion of the convertible notes have been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Certain of the statements included in this release constitute forward-looking statements within the meaning of the U. S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “includes,” “plans,” “assumes,” “estimates,” “projects,” “intends,” “should,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Prudential Financial, Inc. and its subsidiaries. There can be no assurance that future developments affecting Prudential Financial, Inc. and its subsidiaries will be those anticipated by management. These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, among others: (1) general economic, market and political conditions, including the performance and fluctuations of stock, real estate and other financial markets; (2) interest rate fluctuations; (3) reestimates of our reserves for future policy benefits and claims; (4) differences between actual experience regarding mortality, morbidity, persistency, surrender experience, interest rates or market returns and the assumptions we use in pricing our products, establishing liabilities and reserves or for other purposes; (5) changes in our assumptions related to deferred policy acquisition costs, valuation of business acquired or goodwill; (6) changes in our claims-paying or credit ratings; (7) investment losses and defaults; (8) competition in our product lines and for personnel; (9) changes in tax law; (10) economic, political, currency and other risks relating to our international operations; (11) fluctuations in foreign currency exchange rates and foreign securities markets; (12) regulatory or legislative changes; (13) adverse determinations in litigation or regulatory matters and our exposure to contingent liabilities, including in connection with our divestiture or winding down of businesses; (14) domestic or international military actions, natural or man-made disasters including terrorist activities or pandemic disease, or other events resulting in catastrophic loss of life; (15) ineffectiveness of risk management policies and procedures in identifying, monitoring and managing risks; (16) effects of acquisitions, divestitures and restructurings, including possible difficulties in integrating and realizing the projected results of acquisitions; (17) changes in statutory or U.S. GAAP accounting principles, practices or policies; (18) changes in assumptions for retirement expense; (19) Prudential Financial, Inc.’s primary reliance, as a holding company, on dividends or distributions from its subsidiaries to meet debt payment obligations and continue share repurchases, and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends or distributions; and (20) risks due to the lack of legal separation between our Financial Services Businesses and our Closed Block Business. Prudential Financial, Inc. does not intend, and is under no obligation, to update any particular forward-looking statement included in this document.

The information referred to above, as well as the risks of our businesses described in our Annual Report on Form 10-K for the year ended December 31, 2006, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, should be considered by readers when reviewing forward-looking statements contained in this release. Additional historical information relating to our financial performance is located on our Web site at www.investor.prudential.com.